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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934


      Date of Report (Date of earliest event reported): September 27, 2005



                              TB WOOD'S CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                       1-14182                  25-1771145
(State of incorporation)              Commission               (IRS Employer
                                      File Number            Identification No.)


    440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA                  17201
    (Address of principal executive office)                 (Zip Code)


                                  717-264-7161
              (Registrant's telephone number, including area code)

                                    No Change
              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 19, 2005, TB Wood's Corporation ("TB Wood's" or the "Company") filed a report on Form 8-K announcing that the Company had concluded that it would need to amend and restate its previously issued financial statements and other financial information for the fiscal year and quarter to date periods in each of the three years in the period ended December 31, 2004, as presented in the Company's annual report on Form 10-K for the year ended December 31, 2004, and in the quarter ended March 31, 2005, as presented in the company's quarterly report on Form 10-Q for that period, with respect to our accounting for post-employment healthcare benefit obligations.

The Company's original determination to amend and restate its previously issued financial statements was based upon its receipt of a comment letter from the Staff of the Securities and Exchange Commission ("SEC"), internal discussions of its Audit Committee and ongoing discussions with its independent accountants, Grant Thornton LLP, and the Staff of the SEC. The Company, along with the Staff, has now completed its review of this matter and has determined that its original treatment of the issues raised in the SEC comment letter complied with GAAP.

As a result the previously issued financial statements and other financial information contained in our Form 10-Qs for such quarters and our Form 10-K for the fiscal year ended December 31, 2004 may continue to be relied upon. However, because the Company had restated its accounting treatment of its retiree healthcare plans in its report on Form 10-Q for the quarter ended July 1, 2005 to account for the issues raised at that time by the Staff of the SEC, the Company has now determined that it will restate its financial statements contained in this report reflect the continuation of the Company's original accounting treatment. The restatements reported in this Form 8-K have no effect on our past, current or future revenues or cash flows.

Background

The Company sponsors an unfunded group medical insurance plan for its active employees and for retirees and their dependents that retired before January 1, 2002. Prior to that date, active employees were eligible for post-employment healthcare benefits; however, the Company curtailed those benefits in their entirety for all active employees effective December 31, 2001. In December 2004, the Company announced to those retirees still participating in the plan that the Company would only provide coverage through age 65, and that the retiree share of the cost would effectively be 100% of the Company's cost, together with an administrative fee.

Following this announcement, approximately 90% of the retiree participants irrevocably withdrew from further plan participation in December 2004, at no cost to the Company. Accordingly, management concluded that the plan was effectively terminated, and applied plan termination accounting that resulted in recognition of an aggregate pre-tax gain of approximately $9.3 million, equivalent to (i) the reduction in the accumulated plan benefit obligation to the extent that retirees irrevocably withdrew from the plan; (ii) the reduction of all unamortized prior service cost credit relating to the action of curtailing benefits for active employees in 2001, and (iii) all unamortized gains and losses remaining under the plan since its inception.
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As previously disclosed, the Company received a comment letter from the Staff of the SEC during the second quarter of 2005 with respect to its 2004 Form 10-K regarding its accounting treatment of its terminated post-employment healthcare benefit obligations that resulted in the Company recognizing a non-recurring, non-cash pre-tax gain of approximately $9.3 million in its income statement with respect to its terminated post-employment healthcare benefit obligations in the fourth quarter of 2004. This communication and subsequent review of this matter called into question whether the Company should have recognized at the time of the full curtailment of benefits for active employees in 2001, a no cost settlement of the prior service costs and other unamortized gains and losses attributable to the then active employees whose benefits were fully curtailed in order to reflect that there would be no future service period against which the amortization of such deferred credits could be matched.

Upon finalization of its discussions with the Staff of the SEC and upon further review of these events, the Company has determined that its original accounting treatment of not immediately applying settlement accounting, and instead deferring the recognition of the prior service costs and other actuarial gains associated with the healthcare benefit obligations attributable to the active employees whose benefits were curtailed in 2001, and amortize the same over the estimated lives of the remaining plan participants, comprised solely of inactive plan participants, was in accordance with Statement of Financial Accounting Standards No. 106, and that the Company does not need to do a restatement.

The determination that the Company (a) does not need to restate the consolidated financial statements for the fiscal year ended December 31, 2004 and the fiscal quarter ended March 31, 2005 and (b) needs to restate the consolidated financial statements for the fiscal quarter ended July 1, 2005 was approved by the Audit Committee of the Company's Board of Directors upon the recommendation of TB Wood's senior management. The Audit Committee of the Board has discussed the determinations described in this Form 8-K with Grant Thornton LLP, its independent accountant. We intend to file an amendment to our quarterly report on Form 10-Q for the fiscal quarter ended July 1, 2005 shortly.


ITEM 7.01  REGULATION FD DISCLOSURE.

On September 27, 2005, the Company issued a press release announcing its plans to amend and restate its quarterly report on Form 10-Q for the fiscal quarter ended July 1, 2005 as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.                    Description
-----------                    -----------

99.1                           Press Release of TB Wood's Corporation dated
                               September 27, 2005



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TB WOOD'S CORPORATION


                                    By /s/ Joseph C. Horvath
                                       -----------------------------------
                                    Vice President-Finance
                                    (Principal Financial and Accounting Officer)

                                    Date:   September 27, 2005